Exhibit 99.1

NEWS RELEASE
21751 W. Eleven Mile Road Suite 208 Southfield, Michigan 48076
FOR IMMEDIATE RELEASE

Investor Contact:	Company Contact:
Deborah K. Pawlowski/James M. Culligan	Shannon Kubenez
Kei Advisors LLC	Director of Marketing
Phone: 716.843.3908/ 716.843.3874	Phone: 248.223.9160
Email: dpawlowski@keiadvisors.com/jculligan@keiadvisors.com	Email: skubenez@baggerdaves.com
Diversified Restaurant Holdings Acquires
Nine Buffalo Wild Wings Restaurants
•	DRH purchases six Michigan and three Florida stores from affiliate franchisees; has managed and operated stores since each opened
•	Company now owns and operates 16 Buffalo Wild Wings franchised locations, up from 7 in 2009; expects to have 18 restaurants operating by year end
•	Adds estimated $24.4 million in revenue and $2.3 million in EBITDA
•	Two additional Buffalo Wild Wings stores to open in 2010
SOUTHFIELD, MI, February 1, 2010 - Diversified Restaurant Holdings, Inc. (OTCBB: DFRH) (“DRH”), the owner/operator and soon to be franchisor of the unique, full service fast-casual restaurant and bar Bagger Dave’s Legendary Burgers & Fries® and a leading franchisee for Buffalo Wild Wings, Inc. (NASDAQ: BWLD), announced today that it has exercised its option to acquire nine Buffalo Wild Wings® Grill & Bar locations in Michigan and Florida for $3.1 million. Previously, DRH managed the acquired restaurants for its affiliates. The Company received the right to exercise the purchase option as part of its initial public offering in August 2008. The purchase is being financed through a six-year promissory note from the sellers.
The acquired BWW Michigan stores are in Sterling Heights, Fenton, Novi, Clinton Township, Ferndale and Warren, while the Florida stores are in Brandon, Fish Hawk Ranch and Sarasota. The stores range in age from 4 years to 10 years. In the nine months ended September 30, 2009, these restaurants generated $18.3 million in revenue. Earnings before interest, taxes and depreciation (EBITDA) margin for the nine restaurants, excluding the management fee paid to DRH during the same period was approximately 15.9%. On a pro forma basis, DRH’s nine-month revenue and EBITDA as of September 30, 2009 would have been $31.3 million and $3.2 million, respectively, compared with $14.3 million and $1.6 million, respectively, as previously reported. DRH uses non-GAAP EBITDA as a financial measure because management believes that it provides investors with information useful in understanding the Company’s financial performance, its performance trends, and financial position. (See reconciliation of pro forma results to GAAP results in the attached table).

Diversified Restaurant Holdings Acquires Nine Buffalo Wild Wings Restaurants
February 1, 2010
Michael Ansley, President and CEO of DRH commented, “The acquisition of our affiliates’ Buffalo Wild Wings locations allows us to fully realize the economic benefits associated with these nine strong BWW stores which we previously managed for a fee. In addition, with estimated 2009 revenue of $24.4 million, these stores will add significantly to our top line going forward. We are committed to our strategic plan for continued growth through the acquisition of additional market-leading BWW franchises outside of Michigan and the continued penetration of the Michigan and Florida markets under our Area Development Agreement with BWW. Our growth strategy also includes further development of the Bagger Dave’s concept through both owned and franchised locations, with our third Bagger Dave’s store scheduled to open in Novi, Michigan, this month.”
DRH currently owns and operates five Michigan BWW franchises in Flint, Grand Blanc, Petoskey, Port Huron and Troy, along with two Florida locations in North Port and Riverview.
DRH has an expansion plan and agreement with Buffalo Wild Wings International, Inc., to open 22 additional BWW locations by 2017 under which it recently announced plans for a new BWW location in Marquette, Michigan, scheduled to open in June 2010, with another location expected to open in Chesterfield, Michigan, later this year. With today’s acquisition and the soon-to-be-opened Marquette and Chesterfield locations, DRH will own and operate a total of 18 BWW stores in Michigan and Florida. In addition to its BWW locations, DRH owns and operates two Bagger Dave’s Legendary Burgers and Fries restaurants in Michigan with a third location scheduled to open later this month. Bagger Dave’s is a unique restaurant concept developed by DRH.
About Diversified Restaurant Holdings
Diversified Restaurant Holdings, Inc. owns and operates its own unique, full-service restaurant concept, Bagger Dave’s Legendary Burgers and Fries®, which falls within the fast-casual dining segment and was launched in January 2008. Bagger Dave’s® offers a full-service restaurant and bar at a fast casual price point for friends and families in a casual, comfortable atmosphere. The menu features freshly made burgers (never frozen) accompanied by more than 30 toppings from which to choose, fresh-cut fries, and hand-dipped milkshakes. Signature items include Sloppy Dave’s BBQ®, Train Wreck Burger®, and Bagger Dave’s Amazingly Delicious Turkey Black Bean Chili™. Currently, there are two locations in the state of Michigan with a third planned for opening in February 2010 and franchise registrations recently filed in the states of Michigan, Indiana and Ohio. The concept focuses on local flair with the interior showcasing historic photos of the city in which it resides. There’s also an electric train that runs above the dining room and bar areas. All current and future locations will be smoke-free. For more information please visit www.baggerdaves.com
DRH also is a leading Buffalo Wild Wings® franchisee handling the operations of 16 Buffalo Wild Wings restaurants: five in Florida and 11 in Michigan. The Company has received franchise awards for the Highest Annual Restaurant Sales and operates four out of the top 25 franchise restaurants in sales volume in the Buffalo Wild Wings system.
Diversified Restaurant Holdings routinely posts news and other important information on its Web site at www.diversifiedrestaurantholdings.com.
About Buffalo Wild Wings®
Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of restaurants featuring a variety of boldly-flavored, made-to-order menu items including Buffalo-style chicken wings spun in one of 14 signature sauces. Buffalo Wild Wings® is an inviting neighborhood destination with widespread appeal and is the recipient of dozens of “Best Wings” and “Best Sports Bar” awards from across the country. There are currently over 600 Buffalo Wild Wings locations across 41 states.

Diversified Restaurant Holdings Acquires Nine Buffalo Wild Wings Restaurants
February 1, 2010
Safe Harbor Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. Forward-looking statements are based upon the current beliefs and expectations of management. All statements addressing operating performance, events, or developments that Diversified Restaurant Holdings, Inc. expects or anticipates will occur in the future, including but not limited to franchise sales, store openings, financial performance and adverse developments with respect to litigation or increased litigation costs, the operation or performance of the Company’s business units or the market price of its common stock are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. Actual results may vary materially from those contained in forward-looking statement based on a number of risk factors and uncertainties including, without limitation, our ability to operate in new markets, the cost of commodities, the success of our marketing and other initiatives to attract customers, customer preferences, operating costs, economic conditions, competition, the availability of financing for franchisees and the Company, and the impact of applicable regulations. These and other risk factors and uncertainties are more fully described in Diversified Restaurant Holdings’ most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission. Undue reliance should not be placed on Diversified Restaurant Holdings’ forward-looking statements. Except as required by law, Diversified Restaurant Holdings, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.
Table Follows.

Diversified Restaurant Holdings Acquires Nine Buffalo Wild Wings Restaurants
February 1, 2010
DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
PRO FORMA REVENUE AND EBITDA

	Nine Months Ended
	September 30, 2009
	DRH	Acquired	DRH
	As Reported	Stores	Pro Forma

Revenue:
Management and advertising fees	$1,324,137	$—	$1,324,137

Restaurant sales	13,001,047	18,309,145	31,310,192

Elimination (1)	—	—	(1,324,137)

Total Revenue	$14,325,184	$18,309,145	$31,310,192

EBITDA	$1,649,351	$1,591,534	$3,240,885

(1)	Elimination of management and advertising fees income from acquired stores
RECONCILIATION OF GAAP NET INCOME TO EBITDA

	Nine Months Ended
	September 30, 2009
	DRH	Acquired	DRH
	As Reported	Stores	Pro Forma

Net income (loss)	$323,495	$374,699	$698,194

Depreciation and amortization	862,137	833,965	1,696,102

Tax (benefit) provision	203,453	216,350	419,803

Interest expense, net	334,632	244,022	578,654

Other (income) expense	(74,366)	(77,502)	(151,868)

EBITDA	$1,649,351	$1,591,534	$3,240,885